C O D E o f  E T H I C S January 1, 2001

LIBERTY FINANCIAL COMPANIES
--------------------------------------------------------------------------------
Effective January 1, 2001


          LIBERTY FINANCIAL COMPANIES:
               THE LIBERTY FUNDS
                      CRABBE HUSON GROUP, INC.
                      LIBERTY ADVISORY SERVICES CORP.
                      LIBERTY ASSET MANAGEMENT COMPANY
                      LIBERTY FUNDS GROUP LLC
                              INCLUDING:
                              ALPHATRADE, INC.
                              COLONIAL ADVISORY SERVICES, INC.
                              COLONIAL MANAGEMENT ASSOCIATES, INC.
                              LIBERTY FUNDS DISTRIBUTOR, INC.
                              STEIN ROE & Farnham Inc.
                      NEWPORT FUND MANAGEMENT, INC.
                      NEWPORT PACIFIC MANAGEMENT, INC.


                            C O D E  O F  E T H I C S



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                                                       C O D E  O F  E T H I C S
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Table of Contents

OVERVIEW                                                                    1

THINGS YOU NEED TO KNOW TO USE THIS CODE                                    2

PART I
GENERAL PRINCIPLES                                                          4

PART II
PROHIBITED TRANSACTIONS AND ACTIVITIES                                      6
     (A)  PROHIBITION OF FRAUD, DECEIT ETC BY ACCESS PERSON                 6
     (B)  PROHIBITION ON TRADING SECURITIES BEING PURCHASED,
          SOLD OR CONSIDERED FOR A FUND                                     6
     (C)  EXCEPTIONS                                                        7
     (D)  PRECLEARANCE                                                      7
     (E)  SEVEN-DAY PROHIBITION                                             8
     (F)  PURCHASE AND SALE OF SECURITIES WITHIN 60 DAYS                    8
     (G)  PROHIBITION ON PURCHASES OF IPOS                                  9
     (H)  PROHIBITION ON PURCHASES OF PRIVATE PLACEMENTS
          WITHOUT ADVANCE APPROVAL                                          9
     (I)  BROKERAGE ACCOUNTS                                                9
     (J)  INVESTMENT CLUBS                                                  9
     (K)  PROHIBITIONS ON ADVISING OTHER ACCOUNTS                           9

PART III
REPORTING REQUIREMENTS                                                     10
         1.  INITIAL HOLDINGS REPORTS                                      10
         2.  QUARTERLY TRANSACTION REPORTS                                 10
         3.  ANNUAL HOLDINGS REPORTS                                       11

PART IV
DEFINITIONS                                                                12
      ACCESS PERSON                                                        12
      BENEFICIAL OWNERSHIP                                                 13
      CODE OFFICER                                                         14
      COVERED COMPANY                                                      14
      COVERED SECURITY                                                     14
      FAMILY/HOUSEHOLD                                                     14
      INDEPENDENT TRUSTEE                                                  15
      INVESTMENT PERSON                                                    15

APPENDIX A        STANDARD FOR SUB-ADVISERS THAT WANT TO OPERATE
                  UNDER THEIR OWN CODE OF ETHICS                           16

APPENDIX B        LIST OF COVERED COMPANIES AND THEIR CODE OFFICERS        17

APPENDIX C        PRECLEARANCE PROCEDURES                                  18

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                                                       C O D E  O F  E T H I C S
                                                             January 1, 2001


                        LIBERTY FINANCIAL COMPANIES, INC.

                                 CODE OF ETHICS
                            Effective January 1, 2001

This is the Code of Ethics of:

- all of the subsidiaries of Liberty Financial Companies, Inc. that act as advisers, subadvisers, principal underwriter or executing broker for any registered investment companies;

- all of the registered investment companies for which any of these subsidiaries act as advisers, subadvisers, principal underwriter or executing broker; and

- two subsidiaries of Liberty Financial Companies that act as advisers for clients that are not registered investment companies, which subsidiaries have personnel in common with Liberty Financial Companies subsidiaries that act as advisers or subadvisers for registered investment companies.

In this Code,

- these subsidiaries of Liberty Financial Companies are called the "Liberty Companies,"

-  these investment companies are called the "Funds," and

- all non-Fund advisory and subadvisory clients of the Liberty Companies are called "Clients." In this Code, "Client account" refers to asset managed by a Liberty Company as adviser or subadviser for a Client.

This Code also applies to every Sub-Adviser to any of the Funds that is not a subsidiary of Liberty Financial Companies, Inc., except Sub-Advisers that the Board of Trustees of the Funds have authorized to operate under their own Codes of Ethics under the standards explained in Appendix A to this Code of Ethics.

In this Code, the Funds, the Liberty Companies and Fund sub-advisers that are not Liberty Companies and that have not been authorized to operate under their own codes ("Unaffiliated Sub-Advisers") are called "COVERED COMPANIES." This Code applies to all board members, officers and employees of all COVERED COMPANIES.

OVERVIEW

This Code is designed to protect the Funds and Clients against improper securities trading for the accounts of certain people who are associated with the Funds, the Liberty Companies or the Unaffiliated Sub-Advisers.

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The Code uses three main features to protect the Funds and Clients:

- it prohibits certain activities by employees, officers and board members of COVERED COMPANIES that involve the potential for conflicts of interest

-  it prohibits certain kinds of trading by "ACCESS PERSONS" and

- it requires "ACCESS PERSONS" to report their securities holdings and transactions, so they can be checked for conflicts with the investment activities of Funds and Client accounts.

THINGS YOU NEED TO KNOW TO USE THIS CODE

1. Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms. The definitions are at the end of the Code (Part IV).

2. Part I of this Code applies to all personnel of all COVERED COMPANIES. To understand what other parts of this Code apply to you, you need to know whether you fall into one of these categories:
                                            ACCESS PERSON,
                                            INVESTMENT PERSON and/or
                                            INDEPENDENT TRUSTEE.

If you don't know, ask the CODE OFFICER of your COVERED COMPANY. Each COVERED COMPANY's CODE OFFICER is listed on Appendix B to this Code.

ACCESS PERSONS and INVESTMENT PERSONS are subject to Parts II and III of this Code as well as to Part I.

If you are an INDEPENDENT TRUSTEE, you are automatically an ACCESS PERSON, but only a few provisions of this Code apply to you. See the definition of INDEPENDENT TRUSTEE at the end of this Code.

This Code has seven sections:

         Part I            General Principles (Applies to All Personnel)
         Part II           Prohibited Transactions and Activities (Access
                           Persons and Investment Persons)
         Part III          Reporting Requirements
         Part IV           Definitions
         Appendix A        Standards for Fund Sub-Advisers That Want to Operate
                           Under Their Own Codes of Ethics
         Appendix B        List of Covered Companies and Their Code Officers
         Appendix C        Pre-Clearance Procedures

There are also three Reporting Forms that ACCESS PERSONS have to fill out under this Code. You can get copies of the Reporting Forms from your CODE OFFICER.

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                                                       C O D E  O F  E T H I C S
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NOTE:

If you are an INVESTMENT PERSON, you are automatically an ACCESS PERSON too, so you must comply with both the ACCESS PERSON provisions and the INVESTMENT PERSON provisions.



3. The CODE OFFICER of each COVERED COMPANY, subject of the approval of the General Counsel of Liberty Financial Companies, Inc. (or his designee), has the authority to grant written waivers of the provisions of this Code for personnel of that COVERED COMPANY in appropriate instances. However:

- the Liberty Companies expect that waivers will be granted only in rare instances, and

-  some provisions of the Code that are mandated by SEC rule cannot be waived.



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                                                       C O D E  O F  E T H I C S
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                                      Part
                                        I
GENERAL PRINCIPLES

These Apply to All Personnel of Each Covered Company (including All Board Members of Each Covered Company)

Each of the Funds' advisers and sub-advisers is a fiduciary for the Funds. Each Liberty Company that is an adviser or subadviser of non-Fund Clients is a fiduciary for its Clients. These fiduciary relationship require all personnel of every COVERED COMPANY to put the interests of the Funds and Clients ahead of their own business, financial and personal interests. Because of these fiduciary relationships, it is generally improper for a COVERED COMPANY or its board members, officers or employees to:

- use for their own benefit (or the benefit of anyone other than the Funds or Client accounts) information about the purchases or sales of portfolio securities that are being made for a Fund or a Client account or that a Sub-Adviser is considering making for a Fund; or

- take advantage of investment opportunities that would otherwise be available for the Funds.

Also, as a matter of business policy, the Funds and the Liberty Companies want to avoid even the appearance that the Liberty Companies, the Unaffiliated Sub-Advisers, those organizations' personnel, the Funds' Trustees and officers or others receive any improper benefit from information about the portfolio holdings or trading of the Funds or Client accounts.

No board member, officer or employee of any LIBERTY COMPANY may:

-       recommend that a Fund or its adviser or
        sub-adviser or a Client take action or refrain from taking action regarding any Security for the personal benefit of that person or a member of that person's FAMILY/HOUSEHOLD, or cause a Fund or its adviser or sub-adviser or a Client account to take or refrain from taking any action for such personal benefit;

- directly or indirectly receive, in connection with any purchase or sale of securities by a Fund, a Client account or a Covered Company, (1) any cash or other compensation (regardless of amount), or (2) any gift or other item of more than de minimis value (that is, more than $100 per item or in the aggregate from any third party during any 12-month period);

- recommend that any Liberty Company buy or sell for its own account any security that such board member, officer or employee knows is being purchased or sold for any Fund or Client account or being actively considered for purchase or sale by any Fund or Client account; or


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-       serve as director or officer of any publicly
        traded company (other than a Fund or Liberty
        Financial Companies, Inc.), except with the prior written approval of the CODE OFFICER of each COVERED COMPANY of which the person is a board member, officer or employee (such approval generally will not be granted, and in any event will be granted only after consultation by the relevant CODE OFFICER(S) with the General Counsel of Liberty Financial Companies, Inc.).

The Funds and the Liberty Companies expect all board members, officers and employees of each COVERED COMPANY to comply with the spirit of the Code, as well as the specific rules contained in the Code.

The Funds and the Liberty Companies treat violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, the Funds or the Liberty Companies might impose penalties or fines, require disgorgement of trading gains, or remove or suspend you from your position with the Funds. If you are an employee of a Liberty Company, that Liberty Company might cut your compensation, demotes you or suspend or terminate your employment.

Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code, even if no Funds or Clients are harmed by your conduct.

If you have any doubt or uncertainty about what this Code requires or permits, you should ask your CODE OFFICER. Don't just guess at the answer.

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PROHIBITED TRANSACTIONS AND ACTIVITIES

PART II

For Access Persons and Investment Persons

(A) PROHIBITION OF FRAUD, DECEIT ETC. BY ACCESS PERSONS. - No ACCESS PERSON of any COVERED COMPANY shall, in connection with the purchase or sale, directly or indirectly, by such person of a COVERED SECURITY held or to be acquired by a Fund or a Client account:

    -   employ any device, scheme or artifice to defraud any Fund or Client;

    - make to any Fund or Client any untrue statement of a material fact or omit to state to a Fund or Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

    - engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Fund or Client; or

    -   engage in any manipulative practice with respect to any Fund or Client.

For purposes of this prohibition, a "COVERED SECURITY held or to be acquired" by a Fund or a Client account means any COVERED Security that, within the most recent 15 days (1) is or has been held by the Fund or the Client account or (2) is being or has been considered by the Fund or its adviser or subadviser for purchase by the Fund, or by a Liberty Company for purchase by a Client account.

(B) PROHIBITION ON TRADING SECURITIES BEING PURCHASED, SOLD OR CONSIDERED FOR A FUND OR A CLIENT ACCOUNT - Except as permitted by Part II(C) of this Code, no ACCESS PERSON of any COVERED COMPANY or member of such an ACCESS PERSON's FAMILY/HOUSEHOLD shall purchase or sell, directly or indirectly, any COVERED SECURITY (or any option to purchase or sell such COVERED SECURITY, or any security convertible into or exchangeable for such COVERED SECURITY) in which such person had, or by reason of such transaction acquires, any direct or indirect BENEFICIAL OWNERSHIP and which he or she knows (or, in the case of transactions by an ACCESS PERSON, such ACCESS PERSON should have known) at the time of such purchase or sale:

    -   is being considered for purchase or sale by a Fund or a Client account;
        or

    -   is being purchased or sold by a Fund or a Client account.

For purposes of this prohibition:

    - A COVERED SECURITY is "being considered for purchase or sale" by a Fund or a Client account when a recommendation to purchase or sell the security for the Fund or the Client account has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

    - A COVERED SECURITY is "being purchased or sold" by a Fund or a Client account from the time when an instruction to purchase or sell the COVERED

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        SECURITY for the Fund or the Client account has been
        communicated to the person who places the buy or sell orders for the Fund or the Client account until the time when the purchase or sale transaction or program has been fully completed or terminated.

    - The Funds and the Liberty Companies recognize that, except in unusual circumstances, the INDEPENDENT TRUSTEES neither will know nor should know what COVERED SECURITIES are being purchased or sold (or being considered for purchase or sale) by the Funds.

(C) EXCEPTIONS - The prohibitions of Part II(B) of this Code do not apply to the following transactions:

        1. Purchases or sales of COVERED SECURITIES that are not eligible for purchase or sale by any Fund or Client account.

        2. Purchases or sales that are non-volitional on the part of either the ACCESS PERSON (or FAMILY/HOUSEHOLD member) or the Funds, including purchases or sales upon the exercise of puts or calls written by the ACCESS PERSON (or FAMILY/HOUSEHOLD member), a Fund or a Client account and sales from a margin account pursuant to a bona fide margin call as long as no collateral was withdrawn from the margin account within 10 days before the call.

        3. Purchases made solely under, and with the dividend proceeds received in, a dividend reinvestment plan.

        4. Purchases by an employee of COVERED SECURITIES issued under an automatic payment or investment plan.

        5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of rights so acquired.

        6. Transactions that the FUND INDEPENDENT TRUSTEES, after consideration of relevant facts and circumstances, determine not to have been fraudulent, deceptive or manipulative with respect to any Fund.

(D) PRECLEARANCE - ACCESS PERSONS of each Liberty Company (other than Liberty Advisory Services Corp. and Liberty Asset Management Company), and members of their FAMILY/HOUSEHOLD, must preclear transactions in COVERED SECURITIES in which they have BENEFICIAL OWNERSHIP, in accordance with any preclearance procedures in effect from time to time at the Liberty Company with which the ACCESS PERSON is associated. Each COVERED COMPANY's preclearance procedures are considered part of that COVERED COMPANY's Code of Ethics. This preclearance requirement does not apply to:

    - transactions in accounts that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager (other than the ACCESS PERSON or a member of the ACCESS PERSON's FAMILY/HOUSEHOLD)

    -    transactions in options on securities indexes

    -    transactions in options on currencies

(E) SEVEN-DAY PROHIBITION - No INVESTMENT PERSON (or FAMILY/HOUSEHOLD MEMBER) may buy or sell a security for any account in which such person has BENEFICIAL


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OWNERSHIP within seven calendar days before or after a Fund or a Client account that he or she manages, or provides information or advice to, or executes investment decisions for, trades in that security. Any related profits from such transaction may be disgorged as instructed by the relevant Liberty Company's CODE OFFICER, and other sanctions may apply.

         NOTE 1: Each INVESTMENT PERSON must realize that to protect the Funds' and Clients' interests, and to avoid even the appearance of a conflict of interest, he or she may need to reverse a personal trade when a portfolio transaction for a Fund or Client account occurs within seven days, even if (i) the personal trade was made in good faith with preclearance, and (ii) the INVESTMENT PERSON was not personally responsible for making the transaction for the Fund or Client account.

         NOTE 2: The seven-day restriction DOES NOT APPLY to securities of issuers having a market capitalization of $5 billion or more at the time of the transaction; however, an INVESTMENT PERSON must preclear these trades as with any other personal trade.

         NOTE 3: In interpreting this provision, the CODE OFFICER shall be guided by the then-current corporate organization and structure of the relevant Liberty Company in determining the relationship between an INVESTMENT PERSON and a Fund.

         NOTE 4: With the prior consent of the relevant Liberty Company's CODE OFFICER, the seven-day restriction may not apply in instances where client transactions are non-discretionary in nature.


(F) PURCHASE AND SALE OF SECURITIES WITHIN 60 DAYS - No INVESTMENT PERSON (or FAMILY/HOUSEHOLD MEMBER) may profit from the purchase and sale or sale and purchase of the same (or equivalent) Securities within 60 calendar days. Any resulting profits may be disgorged as instructed by the relevant Liberty Company's CODE OFFICER, and other sanctions may apply.

         NOTE 1: INVESTMENT PERSONS are reminded that their personal trades must not be detrimental to any Fund or Client account and that they may not structure any personal trade to profit from the market effect of any portfolio transaction for a Fund or Client account. Personal trades must be consistent with the normal investment practices of the individual involved and reflect an investment, rather than a trading, outlook.

         NOTE 2: The 60-day restriction does not apply to the exercise of options to purchase shares of Liberty Financial Companies Inc. and the immediate sale of the same or identical shares, including so-called "cashless exercise" transactions.

         NOTE 3: The 60-day restriction does not apply to involuntary transactions in securities (such as a sale triggered by a margin call or the exercise of a call option), including any sale out of a brokerage account resulting from a bona fide margin call as long as collateral was not withdrawn from such account within 10 days prior to the call;

         NOTE 4: The 60-day restriction applies on a "last in, first out basis"; an INVESTMENT PERSON (or FAMILY/HOUSEHOLD MEMBER) may not buy and sell, or sell and buy, the same security within 60 days even though the specific shares may have been held longer than 60 days.

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         NOTE 5: Purchase and sale transactions in the same security within 60 days that result in a loss to the INVESTMENT PERSON (or
         FAMILY/HOUSEHOLD MEMBER) are not restricted.

(G) PROHIBITION ON PURCHASES OF IPOS--No ACCESS PERSON, nor any member of an ACCESS PERSON's FAMILY/HOUSEHOLD, may acquire any BENEFICIAL OWNERSHIP in any COVERED SECURITY in an initial public offering.

(H) PROHIBITION ON PURCHASES OF PRIVATE PLACEMENTS WITHOUT ADVANCE APPROVAL (APPLIES TO INVESTMENT PERSONS ONLY)--If you are an INVESTMENT PERSON, neither you nor any member of your FAMILY/HOUSEHOLD may acquire any BENEFICIAL OWNERSHIP in any COVERED SECURITY in a private placement, except with the specific, advance written approval of the CODE OFFICER, which the CODE OFFICER may deny for any reason.

(I) BROKERAGE ACCOUNTS - No ACCESS PERSON or members of an ACCESS PERSON's FAMILY/HOUSEHOLD shall establish or maintain any brokerage account unless that person (1) promptly notifies the CODE OFFICER of the COVERED COMPANY that employs that ACCESS PERSON of the establishment of the account and (2) arranges with the brokerage firm to send duplicate copies of all periodic account statements showing all account activity to that CODE OFFICER.

(J) INVESTMENT CLUBS - No ACCESS PERSON or member of an ACCESS PERSON's FAMILY/HOUSEHOLD shall participate in any investment club without the prior written approval of the CODE OFFICER of the COVERED COMPANY that employs that ACCESS PERSON. If approval is granted, the ACCESS PERSON will be treated, for purposes of this Code, as having BENEFICIAL OWNERSHIP of all securities owned by the investment club.

(K) PROHIBITIONS ON ADVISING OTHER ACCOUNTS - Except with prior written approval from the relevant Liberty Company's CODE OFFICER, no ACCESS PERSON may offer investment advice to or provide portfolio management assistance or services to anyone other than (1) client accounts that such ACCESS PERSON manages as part of his or her assigned responsibilities at the Liberty Companies and (2) accounts in which such Access Person has BENEFICIAL OWNERSHIP.

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PART III

REPORTING REQUIREMENTS

These Apply to All Access Persons of Every Covered Company (including All Investment Persons and All Members of Every Covered Company's Board), Except That Independent Trustees Are Subject Only to Section 2 of This Part III (and then Only in Certain Circumstances)

ALSO:

You must file the reports described below, even if you have no holdings, transactions or accounts to list in the reports.

NOTE:

One of the most complicated parts of complying with this Code is understanding what holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain retirement accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review the definitions of COVERED SECURITY, FAMILY/HOUSEHOLD AND BENEFICIAL OWNERSHIP in the "Definitions" section at the end of this Code.


1. INITIAL HOLDINGS REPORTS (APPLIES TO PERSONS WHO BECOME ACCESS PERSONS AFTER JANUARY 1, 2001). No later than 10 days after you become an ACCESS PERSON, you must file with the CODE OFFICER a Holdings Report on FORM A (copies of all reporting forms are available from the CODE OFFICER). If you are already an ACCESS PERSON on the date this Code goes into effect (January 1, 2001), you do not have to file an Initial Holdings Report.

FORM A requires you to list all COVERED SECURITIES in which you (or members of your FAMILY/HOUSEHOLD) have BENEFICIAL OWNERSHIP on the date you become an ACCESS PERSON. It also requires you to list all brokers, dealers and banks where you maintained an account in which ANY securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on the date you became an ACCESS PERSON.

FORM A also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON and, if applicable, an INVESTMENT PERSON under the Code.

2. QUARTERLY TRANSACTION REPORTS. No later than 10 days after the end of March, June, September and December each year, you must file with the CODE OFFICER a Quarterly Transactions Report on FORM B.

FORM B requires you to list all transactions during the most recent calendar quarter in COVERED SECURITIES, in which transactions you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP. It also requires you to list all brokers,

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dealers and banks where you or a member of your FAMILY/HOUSEHOLD established an account in which ANY securities (not just COVERED SECURITIES) were held during the quarter for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD.

3. ANNUAL HOLDINGS REPORTS. By January 30 of each year, you must file with the CODE OFFICER an Annual Holdings Report on FORM C.

FORM C requires you to list all COVERED SECURITIES in which you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP as of December 31 of the immediately preceding year. It also requires you to list all brokers, dealers and banks where you or a member of your FAMILY/HOUSEHOLD maintained an account in which ANY securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on December 31 of the immediately preceding year.

NOTE:

Copies of all reporting forms are available from the CODE OFFICER.

FORM C also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON and, if applicable, an INVESTMENT PERSON under the Code.

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PART IV

DEFINITIONS

  These terms have special meanings in this Code of Ethics:

                                  ACCESS PERSON
                              BENEFICIAL OWNERSHIP
                                  CODE OFFICER
                                 COVERED COMPANY
                                COVERED SECURITY
                                FAMILY/HOUSEHOLD
                               INDEPENDENT TRUSTEE
                                INVESTMENT PERSON

IMPORTANT:

If you have any doubt or question about whether an investment, account or person is covered by any of these definitions, ask the Code Officer. Don't just guess at the answer.

The special meanings of these terms as used in this Code of Ethics are explained below. Some of these terms (such as "beneficial ownership") are sometimes used in other contexts, not related to Codes of Ethics, where they have different meanings. For example, "beneficial ownership" has a different meaning in this Code of Ethics than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC. In many cases, a person may have "beneficial ownership" for purposes of this Code of securities that the person is not considered to own beneficially for other purposes.

ACCESS PERSON of a COVERED COMPANY or other organization includes:

                  EVERY MEMBER of the organization's board (except that a director of Liberty Funds Distributor, Inc. ("LFDI") is not considered an ACCESS PERSON of LFDI unless, in the ordinary course of business, the director makes, participates in or obtains information regarding the purchase or sale of Covered Securities for a Fund for which LFDI is the distributor, or the officer's functions or duties in the ordinary course of business relate to the making of any recommendations to any such Fund regarding the purchase or sale of COVERED SECURITIES).

                  Every officer of the organization (except that an officer of LFDI is not considered an ACCESS PERSON of LFDI unless, in the ordinary course of business, the officer makes, participates in or obtains information regarding the purchase or sale of Covered Securities for a Fund for which LFDI is the distributor, or the officer's functions or duties in the ordinary course of business relate to the making of any recommendations to any such Fund regarding the purchase or sale of COVERED SECURITIES).

                  Every employee of the organization (or of any company that directly or indirectly has a 25% or greater interest in the organization) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a


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                  COVERED SECURITY for any Fund or Client account, or whose
                  functions relate to the making of any recommendations with respect to purchases or sales for any Fund or Client account.

                  Any natural person in a control relationship to the organization who obtains information concerning recommendations made to any Fund or Client with regard to the purchase or sale of a COVERED SECURITY for such Fund or Client account.

BENEFICIAL OWNERSHIP means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. It also includes transactions over which a person exercises investment discretion (other than for a client of the COVERED COMPANY with which the person is associated), even if the person doesn't share in the profits of the transaction. BENEFICIAL OWNERSHIP is a very broad concept. Some examples of forms of BENEFICIAL OWNERSHIP include:

- Securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name" accounts.

- Securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

- Securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager, UNLESS the securities are held in a "blind trust" or similar arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account. (Just putting securities into a discretionary account is not enough to remove them from a person's BENEFICIAL OWNERSHIP. This is because, unless the account is a "blind trust" or similar arrangement, the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

-    Securities in a person's individual retirement account.

- Securities in a person's account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.

- Securities owned by a trust of which the person is either a TRUSTEE or a BENEFICIARY.

- Securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

This is not a complete list of the forms of ownership that could constitute BENEFICIAL OWNERSHIP for purposes of this Code. You should ask the CODE OFFICER if you have any questions or doubts at all about whether you or a member of your FAMILY/HOUSEHOLD would be considered to have BENEFICIAL OWNERSHIP in any particular situation.

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CODE OFFICER means, for each COVERED COMPANY, the person designated in Appendix
B. For purposes of reviewing a CODE OFFICER's own transactions and reports under this Code, and in a Code Officer's absence, the functions of the CODE OFFICER are performed by the General Counsel of Liberty Financial Companies, Inc. (or by another person that the General Counsel designates).

COVERED COMPANY means each organization listed in Appendix B to this Code.

COVERED SECURITY means anything that is considered a "security" under the Investment Company Act of 1940, EXCEPT:

                  Direct obligations of the U.S. Government.

                  Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

                  Shares of OPEN-END investment companies that are registered under the Investment Company Act (mutual funds).

This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

                  Options on securities, on indexes and on currencies.

                  Investments in all kinds of limited partnerships.

                  Investments in foreign unit trusts and foreign mutual funds.

                  Investments in private investment funds, hedge funds and investment clubs.

If you have any question or doubt about whether an investment is a considered a security or a COVERED SECURITY under this Code, ASK YOUR CODE OFFICER.

Members of your FAMILY/HOUSEHOLD include:

                  Your spouse (unless your spouse does not live in the same household as you and you do not contribute in any way to your spouse's support).

                  Your children under the age of 18.

                  Your children who are 18 or older (unless they do not live in the same household as you do and you do not contribute in any way to their support).

                  Any of these people who live in your household: your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships. See comment on page 15.


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                                                       C O D E  O F  E T H I C S
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COMMENT:

There are a number of reasons why this Code covers transactions in which members of your FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding the Liberty Companies' trading or recommendations for client accounts, and must not be allowed to benefit from that information.


INDEPENDENT TRUSTEE means a Trustee of any Fund who is not an "interested person" of the Funds under the Investment Company Act of 1940, and who is subject to this Code only because of being a Trustee of a Fund.

If you are an INDEPENDENT TRUSTEE, you are subject to only these parts of the
Code:

         Part I (General Principles)

         Part II (A) (Prohibition of Fraud, Etc.)

         Part II (B) (Prohibition on Trading COVERED SECURITIES Being Purchased, Sold or Considered for the Funds)--but only as to transactions where you know (or should have known) that the COVERED SECURITY was being purchased or sold (or considered for purchase or sale) by a Fund.

         Part III (A)2 (Quarterly Transaction Reporting)--but only if, during the calendar quarter, you bought or sold a COVERED SECURITY and you knew (or, in the ordinary course of fulfilling your official duties as Fund Trustee or board member, as applicable, you should have known) that, during the 15-day period immediately before or after you purchased or sold the COVERED SECURITY:

            - a Fund of which you are a Trustee purchased or sold that COVERED SECURITY, or

            - the adviser or sub-advisers of a Fund of which you are a Trustee considered purchasing or selling that COVERED SECURITY for the Fund.

INVESTMENT PERSON means any employee of a Liberty Company or an Unaffiliated Sub-Adviser (or of any company that directly or indirectly has a 25% or greater interest in a Liberty Company or in an Unaffiliated Sub-Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of any securities (even if they're not COVERED SECURITIES) for any Fund or Client account; and any natural person who directly or indirectly has a 25% or greater interest in a Liberty Company (or in an Unaffiliated Sub-Adviser) and who obtains information concerning recommendations made to any Fund or Client regarding the purchase or sale of any securities (even if they're not COVERED SECURITIES) by the Fund or Client.

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APPENDIX A

Standards for Fund Sub-Advisers That Want to Operate Under Their Own Codes of Ethics

Every Sub-Adviser to any Fund is a COVERED COMPANY under this Code of Ethics, except for Sub-Advisers that operate under a separate Code of Ethics that (1) meets the requirements of Rule 17j-1 under the Investment Company Act, (2) has been submitted to the Board of Trustees of the relevant Fund(s) and (3) the Board of Trustees has determined is satisfactory (which determination the Board of Trustees may revoke at any time upon notice to such Sub-Adviser). Each Sub-Adviser that so operates under a separate Code shall

    - promptly report to the relevant Fund(s) in writing any material amendments to such Code;

    - promptly furnish to the relevant Fund(s) or Liberty Financial Companies, Inc. upon request copies of any reports made pursuant to such Code by any ACCESS PERSON of such Sub-Adviser; and


    - immediately furnish to the Funds and Liberty Financial Companies, Inc., without request, all material information regarding any violation of such Code by any ACCESS PERSON of such Sub-Adviser who has any responsibilities with respect to the Sub-Adviser's provision of services to any Liberty Fund.

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APPENDIX B

List of Covered Companies, Code Officers and Persons Designated to Review and Approve Code Officer's Reports and Transactions


--------------------------------------------------------------------------------------------------------
                                                                        REVIEW PERSON FOR CODE OFFICER'S
COVERED COMPANY                              CODE OFFICER               REPORTS/TRANSACTIONS
--------------------------------------------------------------------------------------------------------
Crabbe Huson Group, Inc.                     Tom Biesiadecki            Chief Operating Officer
--------------------------------------------------------------------------------------------------------
Liberty Advisory Services Corp.              Paul Holman                LFC General Counsel
--------------------------------------------------------------------------------------------------------
Liberty Asset Management Co.                 Fred Franklin              LFC General Counsel
--------------------------------------------------------------------------------------------------------
Newport Fund Management, Inc.                Dee Gilbert                Chief Financial Officer
--------------------------------------------
Newport Pacific Management, Inc.
--------------------------------------------------------------------------------------------------------
Liberty Funds Group LLC
--------------------------------------------
  AlphaTrade, Inc.
--------------------------------------------
  Colonial Advisory Services, Inc.           Linda DiSilva Begley       LFC General Counsel
--------------------------------------------
  Colonial Management Assoc.
--------------------------------------------
  Liberty Funds Distributor, Inc.
--------------------------------------------
  Stein Roe & Farnham Inc.
--------------------------------------------------------------------------------------------------------


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                                                       C O D E  O F  E T H I C S
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APPENDIX C

Preclearance Procedures (Liberty Funds Group, Inc.)

ACCESS PERSONS must pre-clear and receive approval from the Compliance Officer (or his designee) prior to executing a transaction in a COVERED SECURITY (including both publicly traded and private placement securities). Once granted, pre-clearance approval is valid only until the close of business on the next business day (or, in the case of a private placement purchase; the closing of the private placement transaction). An order that is not executed within that time must be re-submitted for pre-clearance approval.

All ACCESS PERSONS must request pre-clearance approval by going through Outlook. The procedures are the following:


NOTE:

In the Preclearance Approval Request for Personal Transactions Form, most fields are required, you will not be able to send the request if all fields are not completed.

      1- Select Tools on the top tool bar, then Forms, and choose pre-clearance forms.

      2- Click on the form and click open or double click on the form. Fill out the form as requested. See picture on the right.

      3- Initialize and click on the Send button on the upper left of the screen.

      The Compliance Department will process the request and you will be notified whether your request has been approved or denied via your inbox in Outlook. You may place the trade with your broker as soon as you receive an approval.

To obtain pre-clearance while away from the office, Access Persons must contact one of the following individuals: Javier Fernandez, Code of Ethics Administrator at 617.772.3014 or Linda DiSilva Begley, Compliance Officer at 617.772.3177. The following information is required in order to successfully complete the pre-clearance:

Name, account number, name on the account, security description, security symbol, cusip (if known), transaction type, and quantity.

In submitting a proposed transaction for pre-clearance approval, the ACCESS PERSON must certify that the proposed transaction complies with the requirements of this Code. However, because compliance with this Code may depend on subsequent investment activities for clients, pre-clearance approval of a transaction by Compliance does NOT necessarily mean the transaction complies with this Code.

An Access Person may only trade through Securities accounts that he/she has previously reported to the Compliance Officer and for which the Compliance Officer receives duplicate confirmations and statements. Once an Access Person has been notified that a trade has been approved, it is that individual's responsibility to release the trade to the broker.

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